UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 August 8, 2002
                                (Date of Report)

                                  ULTRAK, INC.
             (Exact name of Registrant as specified in its charter)

Delaware                                   0-9463                     75-2626358
(State or other jurisdiction of         (Commission                (IRS Employer
incorporation or organization)          file Number)         Identification No.)

                            1301 Waters Ridge Drive
                            Lewisville, Texas 75057
                    (Address of principal executive offices)

                                 (972) 353-6500
              (Registrant's telephone number, including area code)

ULTRAK, INC. and SUBSIDIARIES

Item 5: Other Events

                 Honeywell Automation and Control Solutions Buys
                       Ultrak's Closed-Circuit TV Business


     LEWISVILLE, TX, and MINNEAPOLIS, MN - August 8, 2002 - Ultrak Inc. (NASDAQ:
ULTK) and Honeywell (NYSE: HON) Automation and Control Solutions (ACS) announced today that Honeywell ACS has agreed to purchase Ultrak's closed-circuit television (CCTV) business for $36 million in cash plus the assumption of trade liabilities. Honeywell will pay Ultrak $30.6 million at closing and the remaining amount in three installments over an 18-month period. The transaction is subject to Ultrak shareholder approval and is expected to close in approximately two to three months.

     The sale includes assets and certain liabilities related to Ultrak's CCTV business in the United States, Germany, Italy, Poland, South Africa, Australia, Singapore and the United Kingdom. Approximately 300 of Ultrak's current 520 employees will join Honeywell. In addition, Honeywell has agreed to license the Ultrak name.

     "Expanding our capabilities in the CCTV market is the logical next step in the evolution of our integrated safety and security solutions for the residential, commercial, industrial and government markets," said Kevin Gilligan, President and CEO of Honeywell Automation and Control Solutions. "The acquisition of Ultrak's CCTV business will complement our industry-leading security offering of access controls and sensors, and provide us with stronger capabilities to grow in the expanding CCTV market."

     "This transaction allows Ultrak to focus on our new strategy and will enormously strengthen the financial base of the company," said Niklaus F. Zenger, Chairman and CEO of Ultrak.

     Ultrak will retain its access control business, consumer/do-it-yourself business, industrial video-product business, mobile video-product business and alarm-management business.

Item 7: Financial Statements and Exhibits

(a)  Financial Statements of businesses acquired.

     Not Applicable.

(b)  Pro Forma financial information.

     Not Applicable.

(c)  Exhibits.

     Not Applicable.


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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ULTRAK, INC.
                                        (Registrant)


Date: April 23, 2002               By:__________________________________________
                                      Chris Sharng, Senior Vice President and
                                      Chief Financial Officer


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